UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 14, 2007 (March 10, 2007)

ORION ETHANOL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-15579	84-0348444
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

307 South Main Street
Pratt, Kansas 67124
(Address of Principal Executive Offices)

(620) 672-2814
Registrant’s Telephone Number, Including Area Code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement

Orion Ethanol, Inc. (the “Registrant”) hereby incorporates by reference into this Item 1.01 the information included in Item 5.02 of this Current Report on Form 8-K.

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On March 7, 2007, the Registrant entered into a Separation Agreement and Release (the “Agreement”) with Richard Jarboe, the Registrant’s former Chief Operating Officer. A summary of the material terms are provided below.

As reported by the Registrant in its Current Report on Form 8-K filed with Securities and Exchange Commission on November 28, 2006, the Registrant reassigned Mr. Jarboe, its then Chief Operating Officer effective November 22, 2006 as part of an effort to better align the duties and responsibilities of its executive officers with the requirements of its business. Following the reassignment, Mr. Jarboe, who was party to an employment agreement with the Registrant, resigned effective December 1, 2006.

Mr. Jarboe’s employment agreement provided that, under certain circumstances, he may be entitled to certain severance payments including(i) a lump sum payment equal to (A) his then applicable base salary and accrued vacation pay through the date of termination and (B) an amount equal to his base salary multiplied by two (2.0); (ii) a pro rated portion of any annual bonus that he would have received had he remained employed through the calendar year; (iii)12 months of health and dental insurance for Mr. Jarboe and his dependents and (iv) a portion of the COBRA premiums.

In lieu of such severance payments and any other rights that Mr. Jarboe had under the employment agreement, the Registrant and Mr. Jarboe have agreed, pursuant to the Agreement that Registrant will make a lump sum payment to Mr. Jarboe of $500,000, less any applicable withholdings, as severance benefits for termination of Mr. Jarboe’s employment. In addition, the Registrant will maintain the medical, hospitalization, and dental programs in which Mr. Jarboe (and his spouse and/or his dependents, as applicable) participated immediately prior to Mr. Jarboe’s termination from the date of his termination until December 31, 2007, in each case at the level in effect and upon substantially the same terms and conditions (including, without limitation, contributions required by Mr. Jarboe for such benefits) as existed immediately prior to Mr. Jarboe’s termination. If Mr. Jarboe so elects, Registrant will also continue to provide Mr. Jarboe and his spouse and dependents with COBRA coverage, at Mr. Jarboe’s expense, up to the maximum time period allowed by COBRA after December 31, 2007. The Agreement also provides that Registrant will provide Mr. Jarboe with an affidavit attesting that no bonuses for officers and directors for 2006 have been paid or are contemplated as of the date of such affidavit. In consideration of the foregoing, the Agreement provides that Mr. Jarboe waives all claims under the employment agreement or otherwise against the Registrant. Mr. Jarboe signed the Agreement on March 2, 2007 and it became effective on March 10, 2007.

The foregoing descriptions of the Agreement and employment agreement do not purport to be complete and are qualified in their entirety by reference to, respectively, the Agreement, a copy of which is attached as Exhibit 10.1 hereto, and the employment agreement, a copy of which is incorporated by reference as Exhibit 10.2 hereto.

ITEM 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Separation Agreement and Release, dated as of March 7, 2007, by and between Orion Ethanol, Inc. and Richard Jarboe.
10.2	Employment Agreement between Orion Ethanol, LLC and Richard Jarboe, dated August 15, 2006. [Filed as Exhibit 10.10 to the Form 8-K filed with the Commission on August 29, 2006].

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Ethanol, Inc.

Date: March 14, 2007

By:	/s/ Lane Hamm
Lane Hamm
Chief Financial Officer

EXHIBITS

Exhibit No.	Description

10.1	Separation Agreement and Release, dated as of March 7, 2007, by and between Orion Ethanol, Inc. and Richard Jarboe.
10.2	Employment Agreement between Orion Ethanol, LLC and Richard Jarboe, dated August 15, 2006. [Filed as Exhibit 10.10 to the Form 8-K filed with the Commission on August 29, 2006].